Exhibit 99.2

Fraser Canyon Holdings, Inc.

Consolidated Financial Statements

As of and for the Nine Months ended September 30, 2025

FRASER CANYON HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS (Unaudited)

September 30, 2025
ASSETS
Current Assets:
Cash	$216,252
Accounts receivable	1,923,931
Prepaid expenses	43,390
Inventory	5,211,066
Tax receivable	22,053
Total current assets	7,416,692

Property and equipment, net	78,261
Right-of-use assets	2,292,705
Deferred tax asset	19,314
Total Assets	$9,806,972

LIABILITIES & STOCKHOLDERS’ EQUITY
Current Liabilities:
Bank indebtedness	$1,184,883
Accounts payable – trade	1,132,567
Accounts payable – related party	80,557
Accrued expenses	78,189
Operating lease liabilities, current	560,277
Current portion of long-term debt	1,875,442
Derivative liability	1,436
Total current liabilities	4,913,351

Long-Term Liabilities:
Operating lease liabilities, noncurrent	1,732,428
Long-Term debt	—
Due to stockholder	411,185
Total long-term liabilities	2,143,613
Total Liabilities	7,056,964

STOCKHOLDERS’ EQUITY:
Common Stock	153
Retained earnings	2,987,362
Accumulated other comprehensive loss	(237,507)
Total stockholders’ equity	2,750,008
Total Liabilities and Stockholders’ Equity	$9,806,972

FRASER CANYON HOLDINGS
CONSOLIDATED STATEMENT OF INCOME AND COMPREHENSIVE INCOME (Unaudited)

Nine Months Ended September 30, 2025
Net Revenue	$11,746,965

Cost of Sales	8,209,095
Gross Profit	3,537,870

Operating Expenses
Advertising and promotion	144,376
Amortization	49,733
Automobile	98,289
Entertainment and client relations	20,183
Insurance	39,479
Office and miscellaneous	22,436
Professional services	98,864
Rent, property taxes and utilities	547,921
Salaries and benefits	1,576,793
Telephone and information technology	84,648
Travel	36,791
Warehouse expenses	96,329
Total operating expenses	2,815,842

Operating Income	722,028

Other Income (Expense)
Interest and other income	424
Loss on disposal of property and equipment	(1,660)
Interest expense and bank charges	(11,642)
Interest expense on long-term debt	(186,433)
Foreign exchange loss, net	(75,653)
Total other income (expense)	(274,964)

Income before income taxes	447,064
Income tax benefit	31,406
Net Income	$478,470

Other Comprehensive Income
Foreign currency translation adjustment	148,067

Comprehensive Income	$626,537

FRASER CANYON HOLDINGS
CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

	Common Stock	Retained Earnings	Accumulated Other Comprehensive Income(Loss)	Total Stockholders’ Equity
Balance at December 31, 2024	$153	$2,508,892	$(385,574)	$2,123,471
Net income	—	478,470	—	478,470
Foreign currency translation adjustment	—	—	148,067	148,067
Balance at September 30, 2025	$153	$2,987,362	$(237,507)	$2,750,008

FRASER CANYON HOLDINGS
CONSOLIDATED STATEMENT OF CASH FLOW

Nine Months Ended September 30, 2025
Cash Flows from Operating Activities
Net income	$478,470
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	49,733
Foreign currency loss, net	75,086
Loss on sale of assets	1,660
Change in operating assets and liabilities:
Accounts receivable, net	(565,813)
Prepaid expenses	(43,213)
Inventory	(56,877)
Accounts payable	605,057
Accrued expenses	(26,241)
Taxes payable	103,501
Due to stockholder	151,509
Total adjustments	294,402
Net cash provided by operating activities	772,872
Cash Flows from Investing Activities
Proceeds from sale of equipment	7,328
Purchase of property and equipment	(4,568)
Net cash provided by investment activities	2,760
Cash Flows from Financing Activities
Net draws on line of credit	(404,439)
Repayments of long-term debt	(330,933)
Net cash used in financing activities	(735,372)

Effect of foreign currency exchange rates on changes in cash	5,020
NET INCREASE IN CASH	45,280
CASH AND CASH EQUIVALENTS – BEGINNING OF YEAR	170,972
CASH – END OF YEAR	$216,252

Supplemental Schedule of Cash Flow Information
Cash paid during the period for interest	$186,433

FRASER CANYON HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 Nature and Scope of Business

Fraser Canyon Holdings Inc. (FCHI) is a holding company for its wholly owned operating subsidiaries, Canadian Stone Industries Partnership (CSIP), Canadian Stone Industries Inc (CSII), Continental Stone Industries Inc. (CSIA), and Klad Envelope Solutions Inc. (KLAD) and are collectively referred to herein as the “Company”. The Company distributes natural and manufactured stone products wholesale in Canada and the United States from warehouses in Langley, British Columbia, North York, Ontario, and San Leandro, California.

Note 2 Summary of Significant Accounting Policies

Principles of Consolidation

The consolidated financial statements include the accounts of FCHI, CSIP, CSII, CSIA, and KLAD and are collectively referred to as “the Company”. Significant intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual amounts could differ from those estimates.

Accounts Receivable

Accounts receivable are uncollateralized customer obligations due under normal trade terms and are stated at the amount billed to the customer. Customer account balances that exceed specified trade terms are considered delinquent. The Company does not charge interest on delinquent account balances.

The carrying amount of receivables is reduced by a valuation allowance for expected credit losses, as necessary, that reflects management’s best estimate of the amount that will not be collected. This estimation takes into consideration historical loss experience, current conditions and subsequent cash collections through the date the consolidated financial statements were available to be issued. Actual results could vary from the estimate. Accounts are charged against the allowance when management deems them to be uncollectible. Based on its assessment, management determined that the risk of credit loss was not material; therefore, there was no valuation allowance recorded as of September 30, 2025.

Inventories

Inventory is comprised of natural and manufactured stone products, classified as finished goods, and is valued at the lower of average cost and estimated net realizable value with cost being determined on a first-in first-out average cost basis. The cost of inventory includes the purchase price, transport and other costs directly attributable to the acquisition of inventory.

Property and Equipment

Property and equipment are carried at cost. Depreciation is calculated using the straight-line method over the estimated useful lives of the respective assets. The estimated useful lives used for financial statement purposes are:

Automotive	30% declining balance
Computer hardware	3 years straight-line
Computer software	100% declining balance
Leasehold improvements	3 years straight-line
Office equipment	20% declining balance

Impairment of Assets

The Company reviews the recoverability of long-lived assets when events or changes in circumstances occur that indicate that the carrying value of the asset may not be recoverable. The assessment of potential impairment is based on the ability to recover the carrying value of the asset from the expected future pretax cash flows (undiscounted and without interest charges) of the related operations. If these cash flows are less than the carrying value of such asset, an impairment loss is recognized for the difference between estimated fair value and carrying value. The measurement of impairment requires management to make estimates of these cash flows related to long-lived assets, as well as other fair value determinations. Impairment charges are recorded as a component of operating expenses within the accompanying statement of income. There were no impairment charges recorded for the nine months ended September 30, 2025.

Foreign Currency Forward Contracts

The Company uses foreign currency forward contracts to manage exposure to fluctuations in the exchange rate between the U.S. dollar and the Canadian dollar associated with anticipated transactions and balance sheet exposures. These contracts are entered into for risk management purposes and are not designated as accounting hedges under ASC 815, Derivatives and Hedging.

Derivative instruments are recorded at fair value in the consolidated balance sheet within Derivative asset or Derivative liability. Changes in fair value are recognized in current period earnings within foreign exchange (gain) loss, reflecting the economic offset of the underlying exposure.

These contracts are valued using observable market inputs, such as forward exchange rates and discount factors, and are classified within Level 2 of the fair value hierarchy. The Company’s derivative counterparties are major financial institutions, and management believes the risk of nonperformance is not significant.

Fair Value Measurements

U.S. GAAP established a fair value hierarchy that prioritizes the inputs to measure the fair value of the assets or liabilities being measured. Fair value is defined as the exchange value that would be received on the measurement date to sell an asset or to value the amount paid to transfer a liability in the principal or most advantageous market available to the entity in an orderly transaction between market participants. The three levels of the fair value hierarchy are as follows:

Level 1	Inputs are unadjusted quoted market prices in active markets for identical assets or liabilities that the entity has the ability to access at the measurement date. Level 1 inputs provide the most reliable measure of fair value as of the measurement date.

Level 2	Inputs are based on significant observable inputs, including unadjusted quoted market prices for similar assets and liabilities in active markets, unadjusted quoted prices for identical or similar assets or liabilities in markets that are not active, or inputs other than quoted prices that are observable for the asset or liability.

Level 3	Inputs are significant unobservable inputs for the asset or liability.

The level of the fair value hierarchy within which a fair value measurement in its entirety falls is based on the lowest level input that is significant to the fair value measurement in its entirety.

Revenue Recognition

The Company recognizes revenue under Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 606, Revenue from Contracts with Customers (ASC 606). The Company recognizes revenues when control of the promised materials and services is transferred to the clients, in an amount that reflects the consideration the Company expects to be entitled to receive in exchange for those services.

Sales of manufactured and natural stone products are recognized at a point in time when control transfer to customers, which is generally determined when title, ownership and risk of loss pass to the customer, all of which generally occurs upon shipment or delivery of the product. Based on the Company’s assessment of control indicators, sales are recognized when products are shipped to the customer.

Taxes assessed by a governmental authority that are both imposed on and concurrent with a specific revenue-producing transaction that are collected by the Company from a customer are excluded from revenue.

The Company’s customers pay for products received in accordance with payment terms that are customary within the industry. The Company’s contracts with its customers do not have significant financing components.

The following table provides information about opening and closing totals of contract balances during the presented reporting period

	September 30, 2025	December 31, 2024

Accounts receivable, net	$1,923,931	$1,372,803

Shipping and Handling Costs

Shipping and handling costs are accounted for as fulfillment costs and are included in cost of sales in the consolidated statements of operations.

Reporting Currency and Foreign Currency Translation

The consolidated financial statements have been presented in U.S. dollars as the reporting currency. The Company’s principal cash flows are recorded in Canadian dollars, its functional currency. In accordance with U.S. GAAP, assets and liabilities have been translated at exchange rates as of September 30, 2025 and income and expense accounts have been translated at the average exchange rate for the nine months ended September 30, 2025. The difference resulting from such translations is included in other comprehensive income (loss) as a separate component of stockholders’ equity.

Foreign Currency Transactions

Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in currency other than the Company’s functional currency are included in the results of operations as incurred. As of the balance sheet dates, recorded balances that are denominated in a currency other than U.S. dollars have been adjusted to reflect the current exchange rate. Transaction gains and losses are recognized within other income (expense) in the accompanying statement of income.

Leases

Pursuant to GAAP, a contract contains a lease if it conveys the right to control the use of an identified asset for a period of time in exchange for consideration. Control is defined as having both the right to obtain substantially all of the economic benefits from use of the asset and the right to direct the use of the asset. Management only reassesses its determination if the terms and conditions of the contract are changed. Leases with an initial term of 12 months or less are not recorded within the accompanying balance sheet.

Operating leases are included in right-of-use assets and lease liabilities within the Company’s accompanying consolidated balance sheet.

ROU assets represent the Company’s right to use an underlying asset for the lease term, and lease liabilities represent the Company’s obligation to make lease payments. Lease ROU assets and liabilities are recognized at the lease commencement date based on the present value of lease payments over the lease term. The Company uses the implicit rate when it is readily determinable. If the Company’s leases do not provide an implicit rate, the Company uses an incremental borrowing rate based on the information available at commencement date in determining the present value of future payments. The incremental borrowing rate is defined as the interest the Company would pay to borrow on a collateralized basis, considering factors such as length of lease term. For operating leases, lease expense is recognized on a straight-line basis in operations over the lease term. For finance leases, lease expense is recognized as amortization and interest; amortization on a straight-line basis over the lease term and interest using the effective interest method.

The Company’s lease terms may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise the option.

The Company has lease agreements with lease and non-lease components; however, the Company has elected the practical expedient to account for the lease and non-lease components as a single lease

Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statement of income in the period that includes the enactment date

The Company accounts for uncertainty in income tax positions which initially need to be recognized in the financial statements when it is more-likely-than-not the positions will be sustained upon examination by the tax authorities. A recognized tax position is measured at the largest amount of benefit that has a greater than 50% likelihood of being realized upon settlement.

It is the policy of the Company to include in its statements of income penalties and interest assessed by income taxing authorities. There are no penalties or interest related to income taxes included in the accompanying statement of income.

Advertising

Advertising costs are expensed as incurred and totaled $144,376 for the nine months ended September 30, 2025.

New Accounting Pronouncements

In July 2025, the FASB issued ASU 2025-05, Measurement of Credit Losses for Accounts Receivable and Contract Assets, which amends ASC 326-20 to provide a practical expedient and an accounting policy election related to the estimation of expected credit losses for current accounts receivable and current contract assets that arise from transactions accounted for under ASC 606. Specifically, the ASU provides a practical expedient to assume that current conditions as of the balance sheet do not change for the remaining life of the asset. For entities that elect the practical expedient, the ASU also allows an accounting policy election to consider collection activity after the balance sheet date when estimating expected credit losses. ASU 2025-05 is effective for fiscal years beginning after December 15, 2025, with early adoption permitted. The Company has elected to early adopt the practical expedient and accounting policy election, which did not have a material effect on the accompanying consolidated financial statements.

Cash

Cash is maintained at financial institutions and, at times, balances may exceed federally insured limits.

Inventory

Inventory as of September 30, 2025 consists of the following:

Finished goods	$5,236,440
Reserve for obsolete inventory	(25,374)
Inventory, net	$5,211,066

Derivative Assets and Liabilities

The Company enters into foreign currency forward contracts to manage exposure to fluctuations in U.S. dollar/Canadian dollar exchange rates arising from anticipated inventory purchases and other transactions denominated in U.S. dollars.

The Company estimates the fair value of its foreign currency forward contracts using an income approach valuation technique that reflects the present value of the future contractual cash flows, based on observable forward U.S. dollar/Canadian dollar exchange rates and market based discount factors, and classifies these instruments within Level 2 of the fair value hierarchy.

As of September 30, 2025, the Company held several outstanding forward contracts to purchase an aggregate notional amount of $560,000 U.S. dollars, settling in Canadian dollars. The contract deal rates for these forward contracts range from 1.34 to 1.43 CAD per USD. The original contractual maturity extends through April 2026. As of September 30, 2025, the Company has recognized a current derivative liability of $1,436 related to the fair value of its foreign currency forward contracts. The Company recorded an unrealized loss of $75,653 as a component of foreign currency loss, net within the accompanying consolidated statement of income for the nine months ended September 30, 2025.

The Company is exposed to the risk of nonperformance by its counterparties, but manages this risk by transacting with major financial institutions. No collateral is required to be posted and contracts are presented on a gross basis in the financial statements.

Note 3 Property and Equipment

Property and equipment consisted of the following at September 30, 2025:

Leasehold improvements	$91,674
Computer hardware	105,803
Office equipment	90,783
Plant equipment	586,188
874,488
Accumulated depreciation and amortization	(796,187)
Property & equipment, net	$78,261

Note 4 Bank Indebtedness

The Company maintains a credit facility with Toronto Dominion Bank, providing overdraft and letter of credit availability up to $6,000,000 CAD. The facility bears interest at the prime lending rate plus 0.50% for Canadian dollar advances and the U.S. base rate plus 0.50% for U.S. dollar advances. The facility is secured by a general security agreement and a first charge on inventory, as well as assignment of satisfactory fire insurance.

Note 5 Notes Payable

Notes payable consisted of the following at September 30, 2025:

Toronto Dominion Bank term loan of $2,225,000 CAD repayable in monthly installments of $32,965CAD, including principal and interest at a rate of 6.43-% per annum, maturing on August 30, 2026.	$981,538
Toronto Dominion Bank term loan of $1,562,700 CAD repayable in monthly installments of $26,488CAD, plus accrued interest at prime rate plus 0.50% (5.20% as of September 30, 2025 maturing per annum, maturing on August 30, 2026.	893,904
1,875,442
Less: current portion of long-term debt	(1,875,442)
Notes payable, long-term	$—

The future maturities of the notes payable as of September 30, 2025 are as follows:

2026	$1,875,442
Total	$1,875,442

Under the terms of its loan agreements, CSIP is required to maintain a debt service coverage ratio of at least 1.25 times and a total debt to adjusted EBITDA (earnings before interest, taxes, depreciation, and amortization) ratio of no more than 2.75 times. As of September 30, 2025, CSIP was in compliance with the total debt to adjusted EBITDA covenant.

Note 6 Share Capital

As September 30, 2025, the Company’s share capital consists of the following classes of shares, each with specific rights and restrictions as set out in the Company’s Articles of Incorporation:

	Par Value (CAD)	Authorized	Issued	Outstanding
Class A Common	$1.00	Unlimited	1,000	1,000
Class B Common	1.00	Unlimited	1,000	1,000
Class C Preferred	0.10	Unlimited	—	—
Class D Preferred	—	Unlimited	—	—
Class E Preferred	0.01	Unlimited	—	—
Class F Preferred	0.01	Unlimited	—	—

The Company’s Class A Common shares are voting common shares that provide no participation or redemption rights. The Company’s Class B Common shares are participating common shares that provide no voting or redemption rights. The Company’s preferred shares (Classes C, D, E, and F) are non-voting and participating, and each class carries specific redemption and retraction rights as follows: Class C and Class D preferred shares are redeemable and retractable at $3,745 per share, Class E preferred shares are redeemable and retractable at an amount to be set by the directors, and Class F preferred shares are redeemable and retractable at $1,000 per share.

Note 7 Leases

The Company leases its office and warehouses under operating leases, which expire at various dates through 2030. Certain leases require the Company to pay its proportionate share of real estate taxes, common area maintenance, utilities, insurance and other ancillary related costs. The office and warehouse operating leases contain rent escalation clauses detailing specific rent increases.

The following summarizes the components of expense recognized in the statement of income for operating and finance leases subject to Accounting Standards Codification 842 (ASC 842), Leases:

Operating lease expense	$347,491
Short-term lease expense	42,284
Total lease expense	$389,775

The following is a schedule of future minimum lease payments required under leases as of September 30, 2025:

2026	$639,376
2027	494,610
2028	474,984
2029	486,861
2030	414,131
Total undiscounted Lease Payments	2,509,962
Less: Present value discount	(217,257)
Total Lease Liability	$2,292,705

The following summarizes additional information related to operating and finance leases accounted for under ASC 842 for the nine months ended September 30, 2025:

Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from operating leases	$310,321
ROU assets obtained in exchange for new operating lease liabilities	2,115,355
Weighted-average remaining lease term in years for operating leases	4.5
Weighted-average discount rate for operating leases	4.03%

Note 8 Related Party Transactions

As of September 30, 2025, accounts payable – related party includes amounts due to certain stockholders of the Company related to Class D preferred share dividends declared in December 2023. These amounts are owed to holders of the Company’s preferred equity interests, who are related parties by virtue of their ownership interests in the Company. As of September 30, 2025, the balance owed to the holders of Class D preferred shares is $48,402.

In connection with the Company’s acquisition of KLAD in a prior period, certain operating expenses of the Company were paid by Dream Family Holdings, a related party that previously owned KLAD. Amounts payable to Dream Family Holdings primarily relate to expenses paid on behalf of the Company during the transition period following the acquisition. As of September 30, 2025, the balance due to Dream Family Holdings is $32,155.

During the year, the Company received advances from a stockholder of $161,449 to fund working capital needs. Advances from a stockholder are unsecured, non-interest bearing and are due on demand. As of September 30, 2025, the balance due under the advance is $411,185. The payable is classified as long-term based on the repayment intent of the Company and stockholder.

Note 9 Concentrations

The Company extends trade credit to its customers upon evaluation of customers’ financial condition, generally without requiring collateral. Exposure to losses on receivables is principally dependent on each customer’s financial position. For the purpose of assessing a customer’s relative concentration, a group of entities under common control is considered a single customer.

Sales to one customer accounted for approximately 24% of sales for the nine months ending September 30, 2025. Amounts due from one customer accounted for approximately 15% of accounts receivable as of September 30, 2025. In addition, the Company is economically dependent on its two primary suppliers for a significant portion of the products it sells.

Note 10 Contingencies

The Company may become involved from time-to-time in operational, litigation and regulatory matters incidental to its business, including product liability, commercial disputes and other matters arising out of the normal conduct of its business. The Company accrues for contingencies if it is probable that a liability has been incurred and the amount of loss can be reasonably estimated.

Note 11 Subsequent Events - Date of Management Evaluation

On December 1, 2025 Capstone Holdings Corp. (“Capstone”) (NASDAQ: CAPS) acquired 100% of the outstanding equity interests of the Company. As a result of the transaction, the Company became an indirect wholly owned subsidiary of Capstone.